Exhibit 99.4

                               Marketing Materials

                               FPB FINANCIAL CORP.
                          Proposed Holding Company for
                              Florida Parishes Bank
                                   Hammond, LA

                          Proposed Marketing Materials

                             Marketing Materials for
                               FPB Financial Corp.
                               Hammond, Louisiana

                                Table of Contents
                                -----------------



I.    Press Releases
      A.   Explanation
      B.   Schedule
      C.   Distribution List
      D.   Press Release Examples


II.   Advertisements
      A.   Explanation
      B.   Schedule
      C.   Advertisement Examples


III.  Invitations
      A.   Explanation
      B.   Quantity - Method of Distribution
      C.   Examples

IV.   Prospect Letters
      A.   Explanation
      B.   Method of Distribution
      C.   Examples

V.    Cover Letters for Initial Mailing
      A.   Explanation
      B.   Method of Distribution
      C.   Examples

VI.   Proxygram
      A.   Explanation
      B.   Example

                                I. Press Releases


A.   Explanation

     In an effort to assure that all customers, community members and other interested investors receive prompt accurate information in a simultaneous manner, the Bank will forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

     Only press releases approved by conversion counsel and the OTS, if necessary, will be forwarded for publication in any manner.

B.   Schedule

     1.   OTS Approval of Conversion

     2.   Close of Stock Offering

                      National and Local Distribution List
                      ------------------------------------



National Thrift News                            Wall Street Journal
--------------------                            -------------------
212 West 35th Street                            World Financial Center
13th Floor                                      200 Liberty
New York, New York  10001                       New York, NY  10004
Richard Chang

American Banker                                 SNL Securities
---------------                                 --------------
One State Street Plaza                          Post Office Box 2124
New York, New York  10004                       Charlottesville, Virginia  22902
Michael Weinstein

Barrons                                         Investors Business Daily
-------                                         ------------------------
Dow Jones & Company                             12655 Beatrice Street
Barrons Statistical Information                 Post Office Box 661750
200 Burnett Road                                Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
--------------
229 West 43rd Street
New York, NY  10036

Business Wire
-------------
212 South Tryon
Suite 1460
Charlotte, North Carolina  28281



*  Press releases will be distributed to all the applicable local media.

Press Release                              FOR IMMEDIATE RELEASE
                                           ---------------------
                                           For More Information Contact:
                                           Fritz W. Anderson, II
                                           President and Chief Executive Officer
                                           Florida Parishes Bank
                                           (504) 345-1880


                              FLORIDA PARISHES BANK
                              ---------------------

                   CONVERSION FROM MUTUAL FORM OF ORGANIZATION
                   -------------------------------------------
                        TO STOCK HOLDING COMPANY APPROVED
                        ---------------------------------
     Fritz W. Anderson, II, President and Chief Executive Officer of Florida Parishes Bank ("Florida Parishes" or the "Bank"), Hammond, Louisiana, announced today that the Bank has received approval from the Office of Thrift Supervision in Washington, D.C. to convert from the mutual form of organization to the stock holding company form of organization. In connection with the conversion, the Bank has formed a company, FPB Financial Corp. (the "Company"), to serve as the holding company of the Bank.

     Pursuant to a plan of conversion, the Company is offering up to 391,000 shares, subject to adjustment, of its common stock, at a price of $10.00 per share. Certain depositors and borrowers as of specified record dates, the Bank's Employee Stock Ownership Plan, and directors, officers and employees of the Bank will have an opportunity to purchase stock through a subscription offering that closes on June __, 1999. Any shares not subscribed for in the subscription offering are expected to be offered to persons who reside in Louisiana or to whomever else the prospectus is delivered to in a community offering, with first preference given to natural persons who reside in Tangipahoa Parish, Louisiana. The subscription offering and any community offering (together, the "Offering") will be managed by Trident Securities of Raleigh, North Carolina.

     Prospectuses describing, among other things, the terms of the Offering were mailed to certain customers of the Bank on May __, 1999. Certain customers will also have the opportunity to vote on the conversion of the Bank through a proxy solicitation that will run concurrently with the stock offering.

     As a result of the conversion, the Bank will operate as a subsidiary of the Company. According to Mr. Anderson, "Our day to day operations will not change as a result of the conversion, and deposits will continue to be insured by the FDIC up to the applicable legal limits."


     Customers with questions concerning the conversion should call the Stock Information Center at (504) 345-4082, or visit the Bank's office in Hammond, Louisiana.






This is neither an offer to sell nor a solicitation of an offer to buy the stock of FPB Financial Corp. The offer is made only by our prospectus. The shares of common stock are not deposits or savings accounts and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Press Release                              FOR IMMEDIATE RELEASE
                                           ---------------------
                                           For More Information Contact:
                                           Fritz W. Anderson, II
                                           President and Chief Executive Officer
                                           Florida Parishes Bank
                                           (504) 345-1880



                  FPB FINANCIAL CORP. COMPLETES STOCK OFFERING
                  --------------------------------------------
     Hammond, Louisiana - (June __, 1999) Fritz W. Anderson, II, President and Chief Executive Officer of Florida Parishes Bank ("Florida Parishes" or the "Bank"), announced today that FPB Financial Corp. (the "Company"), the holding company for the Bank, recently completed its stock offering on June __, 1999 in connection with the Bank's conversion from the mutual form of organization to the stock holding company form of organization. A total of _______ shares were sold at $10.00 per share in connection with the stock offering, subject to final approval of the independent appraisal by the Office of Thrift Supervision.

     On June __, 1999, the Bank's Plan of Conversion will be submitted to the voting members of the Bank for their approval at a Special Meeting of Members.


     Mr. Anderson indicated that the officers and board of directors of the Bank want to express their thanks for the response to the stock offering and that the Bank looks forward to serving the needs of its customers and stockholders as a community-based stock institution. The offering was managed by Trident Securities. The stock will commence trading on the Over-the-Counter Electronic Bulletin Board under the symbol "FPBF" on or about June __, 1999.

                               II. Advertisements

A.   Explanation

     The intended use of the attached advertisement "A" is to notify the Bank's customers and members of the local community that the conversion offering is underway.

     The intended use of advertisement "B" is to remind the Bank's customers of the closing date of the subscription offering.

     Trident may feel it is necessary to run more ads in order to remind customers and community members of the close of the subscription/community offering.

     Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

Advertisement (A)
================================================================================

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by our prospectus. Neither the Securities and Exchange Commission, any state securities commission, the Office of Thrift Supervision nor the Federal Deposit Insurance Corporation has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


New Issue                                                           May __, 1999
---------


                                 391,000 Shares

                     These shares are being offered pursuant
                         to a Plan of Conversion whereby

                              Florida Parishes Bank

                             Hammond, Louisiana will
                  convert from the mutual form of organization
                        to the stock form of organization
                     and become a wholly owned subsidiary of

                               FPB Financial Corp.

                                  Common Stock

                                 ---------------

                             Price $10.00 Per Share

                                 ---------------


                               TRIDENT SECURITIES


               For a copy of our prospectus, call (504) 345-4082.


================================================================================

Advertisement (B)

================================================================================

                        FLORIDA PARISHES BANK'S CUSTOMERS
                        AND MEMBERS OF THE GENERAL PUBLIC

                        JUNE __, 1999 IS THE DEADLINE TO
                       ORDER STOCK OF FPB FINANCIAL CORP.


                       Customers of Florida Parishes Bank
             have the opportunity to invest in Florida Parishes Bank
         by subscribing for common stock in its proposed holding company

                               FPB FINANCIAL CORP.


                  A Prospectus relating to these securities is
                    available at our office or by calling our
                   Stock Information Center at (504) 345-4082.


     This announcement is not an offer to sell or a solicitation of an offer to buy the stock of FPB Financial Corp. The offer is made only by our prospectus. The shares of common stock are not deposits or savings accounts and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.


================================================================================

                                III. Invitations



A.   Explanation

     In order to educate the public about the stock offering, Trident suggests holding several community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Bank submit a list of friends that he would like to invite to a community meeting.

     Prospectuses are given to each prospect at the community meeting.

B.   Quantity and Method of Distribution

     Each Director submits a list of their prospects. An invitation is mailed to each director's prospect.

                       The Directors, Officers & Employees

                                       of

                              Florida Parishes Bank

                              cordially invite you

                         to attend a brief presentation

                         regarding the stock offering of

                               FPB Financial Corp.

                                Please join us at

                                      Place

                                     Address

                                       on

                                      Date

                                     at Time

                               for hors d'oeuvres


R.S.V.P.
(504) 345-4082

                              IV. Prospect Letters


A.   Explanation

     Once the application for conversion has been approved by the OTS, Trident will send out a series of three letters to the targeted prospects. These letters are used to help facilitate the marketing effort to this group. All prospects will receive a prospectus as soon as they are available.

B.   Method of Distribution

     Each Director submits his list of prospects. Each prospect is sent the series of three letters, all during the subscription and community offering.

C.   Examples

     1.   Introductory letter

     2.   A. Thank you letter
                    or
          B. Sorry you were unable to attend letter

     3.   Final reminder letter

                                                                       Example 1


                              (Introductory Letter)

                       (Florida Parishes Bank Letterhead)

                                  May __, 1999


Name
Address
City, State, Zip

Dear Name:


     We are converting from mutual to stock form and are offering stock in our new holding company - FPB Financial Corp.

     I have enclosed a prospectus that contains detailed information about our offering. Also enclosed is a stock order form that should be returned by June __, 1999 with full payment if you wish to purchase shares.

     I hope that if you have any questions you will feel free to call me or the Bank's Stock Information Center at (504) 345-4082.



                                                     Sincerely,




                                                     Fritz W. Anderson, II
                                                     President and CEO

The shares of common stock offered in the conversion are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

                                                                      Example 2A



                               (Thank You Letter)

                       (Florida Parishes Bank Letterhead)

                                  May __, 1999



Name
Address
City, State, Zip

Dear Name:

     On behalf of the Board of Directors and management of Florida Parishes Bank, I would like to thank you for attending our recent presentation regarding the stock offering by FPB Financial Corp. We are enthusiastic about the stock offering and look forward to completing the subscription and community offerings on June __, 1999.

     I hope that you will join me in being a charter stockholder, and once again thank you for your interest.

                                           Sincerely,



                                           Fritz W. Anderson, II
                                           President and Chief Executive Officer



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

                                                                      Example 2B


                        (Sorry You Were Unable to Attend)

                       (Florida Parishes Bank Letterhead)


                                  May __, 1999


Name
Address
City, State, Zip

Dear Name:


     I am sorry you were unable to attend our recent presentation regarding our conversion from mutual to stock form. We are committed to building long-term stockholder value, and as a group we are investing $340,000 of our own funds in FPB Financial Corp. We are enthusiastic about the stock offering and look forward to completing the subscription and community offerings on June __, 1999.

     We have established a Stock Information Center to answer any questions regarding the stock offering. Should you require any assistance between now and June __, 1999, I encourage you either to stop by Florida Parishes Bank or to call our Stock Information Center at (504) 345-4082.


     I hope you will join me in becoming a charter stockholder of FPB Financial Corp.

                                           Sincerely,



                                           Fritz W. Anderson, II
                                           President and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

                                                                       Example 3




                             (Final Reminder Letter)

                       (Florida Parishes Bank Letterhead)

                                  June __, 1999



Name
Address
City, State, Zip

Dear Name:


     Just a quick note to remind you that the deadline is quickly approaching for purchasing stock in FPB Financial Corp., our proposed holding company for Florida Parishes Bank. I hope you will join me in becoming a charter stockholder in Louisiana's newest publicly owned financial institution holding company.

     The deadline for subscribing for shares to become a stockholder is June __, 1999. If you have any questions, I hope you will call our Stock Information Center at (504) 345-4082.


     Once again, I look forward to having you join me as a stockholder of FPB Financial Corp.

                                           Sincerely,


                                           Fritz W. Anderson, II
                                           President and Chief Executive Officer


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

                      V. Cover Letters for Initial Mailing




A.   Explanation

     These cover letters are used as an introduction for the offering and proxy materials mailed to potential investors.

B.   Method of Distribution

     Appropriate Cover Letters will be sent out in the initial mailing.

C.   Examples

                       (Florida Parishes Bank Letterhead)



                                  May __, 1999


Dear Valued Customer:


     We are converting from the mutual form of organization to the stock holding company form of organization. This stock conversion is the most significant event in our history and gives you an opportunity to own stock in FPB Financial Corp., the proposed stock holding company for Florida Parishes Bank.


     We want to assure you that the conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Florida Parishes, or the terms or conditions of any loans to existing borrowers under their individual contractual arrangements with Florida Parishes. Let us also assure you that the conversion will not result in any changes in our management, personnel or Board of Directors.


     Enclosed is a proxy statement and a proxy card. We urge you to vote "FOR" our Plan of Conversion. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.

     As one of our valued members, you can invest in our future by purchasing stock in FPB Financial Corp. during the subscription offering, without paying a sales commission. A prospectus and a stock order form are enclosed. Please review the enclosed materials carefully before you vote or invest.

     The beginning of the prospectus contains answers to frequently asked questions. If you have any other questions, please call the Stock Information Center collect at (504) 345- 4082.





                                                  Sincerely,

                                                  Fritz W. Anderson, II
                                                  President


Enclosures




THE STOCK IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                       (Florida Parishes Bank Letterhead)



                                  May __, 1999



Dear Friend:


     We are converting from the mutual form of organization to the stock holding company form of organization. This stock conversion is the most significant event in our history and gives you an opportunity to own stock in FPB Financial Corp., the proposed stock holding company for Florida Parishes Bank.

     Enclosed is a prospectus which fully describes Florida Parishes. Please review it carefully before you invest. Also enclosed is a stock order form if you wish to purchase shares. Because you closed your account before April 30, 1999, you are not able to vote on the Plan of Conversion.

     The beginning of the prospectus contains answers to frequently asked questions. If you have any other questions, please call the Stock Information Center collect at (504) 345-4082.


                                                Sincerely,

                                                Fritz W. Anderson, II
                                                President


Enclosures





THE STOCK IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                       (Florida Parishes Bank Letterhead)



                                  May __, 1999



Dear Voting Member:



     We are converting from the mutual form of organization to the stock holding company form of organization. This stock conversion is a significant event for us.


     We want to assure you that the conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Florida Parishes, or the terms or conditions of any loans to existing borrowers under their individual contractual arrangements with Florida Parishes. Let us also assure you that the conversion will not result in any changes in our management, personnel or Board of Directors.


     Enclosed is a proxy card. We urge you to vote "FOR" our Plan of Conversion. Please sign and return your proxy card promptly; your vote is important to us.

     We have also enclosed a prospectus for your information and a proxy statement which fully describes Florida Parishes and the Plan of Conversion. Please review these documents carefully before you vote. If you have any questions, please call collect at (504) 345-4082.

     Although you may vote on the conversion, FPB Financial Corp. is unfortunately unable to either offer or sell its common stock to you because of the securities laws of your state or because you reside in a foreign country. Accordingly, neither this letter nor the enclosed materials should be considered an offer to sell or a solicitation of an offer to buy the common stock.




                                              Sincerely,



                                              Fritz W. Anderson, II
                                              President

Enclosures

                        Florida Parishes Bank Letterhead



                                  May __, 1999


Dear IRA Customer:

     We are converting from the mutual form of organization to the stock form of organization. We formed FPB Financial Corp. (the "Company") to own all of the stock of the Bank. Through the conversion, you have the opportunity to purchase shares of common stock of the Company in a subscription offering.

     To use the funds in your IRA to purchase stock, the IRA account must be with an institution where you can self-direct the funds. If you desire to purchase shares through your IRA, we can help you transfer the account. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

     If you are interested in receiving more information on self-directing your IRA, please contact our Stock Information Center at (504) 345-4082. Because it may take several days to process the necessary IRA forms, any request to transfer the account should be made by June __, 1999 to accommodate your interest.


                                           Sincerely,



                                           Fritz W. Anderson, II
                                           President and Chief Executive Officer



The shares of common stock offered in the conversion are not deposits or savings accounts and are insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency.

                            TRIDENT SECURITIES, INC.
                         4601 SIX FORKS ROAD, SUITE 400
                          RALEIGH, NORTH CAROLINA 27609
                            TELEPHONE (919) 781-8900
                            FACSIMILE (919) 787-1670


                                  May __, 1999

To   Members and Certain Former Members of
     Florida Parishes Bank
     -------------------------------------



     At the request of FPB Financial Corp. and Florida Parishes Bank, we have enclosed a prospectus and a stock order form for your use should you decide to subscribe for shares of common stock of FPB Financial Corp. being issued in connection with the conversion of Florida Parishes Bank from the mutual form of organization to the stock holding company structure. The conversion includes the formation of FPB Financial Corp. as the new holding company for Florida Parishes Bank.


     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares (or appropriate instructions authorizing withdrawal in such amount from your authorized deposit account(s) at Florida Parishes) so that it is received no later than noon, central time, on June __, 1999.


     FPB Financial Corp. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. If you have any questions, you may contact the Stock Information Center at (504) 345-4082.


                                                  Very truly yours,



                                                  Trident Securities, Inc.



THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                               Subscription Rights

                                 Special Notice



     Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. Florida Parishes Bank intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that comes to its attention.


     If you are (or have been) contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later or to share in any way the proceeds upon the sale of the stock, or to transfer your subscription rights in any other way, please call us immediately at (504) 345-4082.

                                  VI. Proxygram



A.   Explanation

     A proxygram is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxygram is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the conversion agent.

B.   Example

--------------------------------------------------------------------------------

                                P R O X Y G R A M


                              FLORIDA PARISHES BANK





YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNT. IT WILL CONTINUE TO BE INSURED UP TO $100,000 BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

YOU MAY PURCHASE STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO FLORIDA PARISHES BANK TODAY. PLEASE VOTE ALL PROXY CARDS RECEIVED.

WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION. THANK YOU.


                                    THE BOARD OF DIRECTORS AND MANAGEMENT OF
                                    FLORIDA PARISHES BANK


-------------------------------------------------------------------------------


     IF YOU RECENTLY MAILED THE PROXY, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.


     FOR FURTHER INFORMATION CALL (504) 345-4082.